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                                 EXHIBIT 99(b)
                    WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS
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                                                                            Quarter                  Nine months
                                                                     ended Sept. 30,              ended Sept. 30,
                                                   --------------------------------     ------------------------
(in millions)                                                    1997          1996            1997         1996
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
     Income before income tax expense                          $  543        $  598          $1,613       $1,723
     Fixed charges                                                610           584           1,805        1,526
                                                               ------        ------          ------       ------
                                                               $1,153        $1,182          $3,418       $3,249
                                                               ------        ------          ------       ------
                                                               ------        ------          ------       ------
Preferred dividend requirement                                 $    5        $   19          $   21       $   47

Ratio of income before income tax expense to net income          1.87          1.86            1.88         1.82
                                                               ------        ------          ------       ------

Preferred dividends (2)                                        $    9        $   34          $   40       $   85
                                                               ------        ------          ------       ------
Fixed charges (1):
     Interest expense                                             579           552           1,710        1,440
     Estimated interest component of net rental expense            31            32              95           86
                                                               ------        ------          ------       ------
                                                                  610           584           1,805        1,526
                                                               ------        ------          ------       ------
     Fixed charges and preferred dividends                     $  619        $  618          $1,845       $1,611
                                                               ------        ------          ------       ------
                                                               ------        ------          ------       ------

Ratio of earnings to fixed charges and preferred dividends (3)   1.86          1.91            1.85         2.02
                                                               ------        ------          ------       ------
                                                               ------        ------          ------       ------

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
     Income before income tax expense                          $  543        $  598          $1,613       $1,723
     Fixed charges                                                180           138             525          386
                                                               ------        ------          ------       ------
                                                               $  723        $  736          $2,138       $2,109
                                                               ------        ------          ------       ------
                                                               ------        ------          ------       ------

Preferred dividends (2)                                        $    9        $   34          $   40       $   85
                                                               ------        ------          ------       ------
Fixed charges:

     Interest expense                                             579           552           1,710        1,440
     Estimated interest component of net rental expense            31            32              95           86
     Less interest on deposits                                    430           446           1,280        1,140
                                                               ------        ------          ------       ------
                                                                  180           138             525          386
                                                               ------        ------          ------       ------
     Fixed charges and preferred dividends                     $  189        $  172          $  565       $  471
                                                               ------        ------          ------       ------
                                                               ------        ------          ------       ------

Ratio of earnings to fixed charges and preferred dividends (3)   3.83          4.28            3.78         4.48
                                                               ------        ------          ------       ------
                                                               ------        ------          ------       ------
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(1)  As defined in Item 503(d) of Regulation S-K.
(2)  The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
(3)  These computations are included herein in compliance with Securities and
     Exchange Commission regulations.  However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors.  First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt.  Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.